UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2005


                          GABELLI ASSET MANAGEMENT INC.
             (Exact name of registrant as specified in its charter)


        New York                      1-14761                    13-4007862
    (State or other            (Commission File Number)         (IRS Employer
jurisdiction of incorporation)                               Identification No.)


One Corporate Center, Rye, NY                                      10580
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under
                an Off-Balance Sheet Arrangement.

     Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial
                Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On February 28, 2005, Gabelli Asset Management Inc. (the "Company") and Cascade Investment L.L.C. agreed to amend the terms of the convertible note issued by the Company. A copy of the Company's press release announcing the new terms is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

     Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     99.1 Press Release dated March 1, 2005 issued by the Company.

     99.2 Third Amendment to the Note Purchase Agreement dated as of February 28, 2005.

     99.3 Put Option Exercise Notice dated February 28, 2005.

     99.4 $50 Million Convertible Promissory Note.

SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Gabelli Asset Management Inc.

                                              By:   /s/ Michael R. Anastasio Jr.
                                                  ------------------------------
                                                        Michael R. Anastasio Jr.
                                                        Chief Financial Officer


Date:    March 1, 2005
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